UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2004

NMT Medical, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21001	95-4090463
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Wormwood Street Boston, Massachusetts	02210-1625
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 737-0930

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 21, 2004, NMT Medical, Inc. (the “Company”) granted to Richard E. Davis, the Company’s Vice President and Chief Financial Officer, an incentive stock option under the Company’s 2001 Stock Incentive Plan, as amended, to purchase 18,000 shares of the Company’s common stock, $.001 par value per share, at an exercise price of $3.50 per share (the “Option”). The Option vests in equal installments over a four-year period, with such vesting to commence one year after the grant date of the Option. The Option expires on September 21, 2014.

A copy of the incentive stock option agreement entered into between the Company and Mr. Davis on September 21, 2004 is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NMT MEDICAL, INC.

Date: September 27, 2004	By:	/s/ Richard E. Davis
Richard E. Davis
Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Incentive Stock Option Agreement between NMT Medical, Inc. and Richard E. Davis dated September 21, 2004.